EXHIBIT 10.3

Mortgage and Security Agreement
with Assignment of Rents

dated as of

April 29, 2010,

from

CTI Industries Corporation,
an Illinois corporation

to

Harris N.A.,
a national banking association

This instrument was prepared by and when recorded return to:

Stephanie A. Zabela, Esq.
McGuireWoods LLP
77 West Wacker Drive
Suite 4100
Chicago, Illinois 60601

Mortgage And Security Agreement With
Assignment Of Rents

This Mortgage and Security Agreement with Assignment of Rents (the “Mortgage”) is dated as of April 29, 2010, from CTI Industries Corporation, an Illinois corporation with its principal place of business and mailing address at 22160 North Pepper Road, Barrington, Illinois 60010 (hereinafter referred to as “Mortgagor”) to Harris N.A., a national banking association with its mailing address at 111 West Monroe Street, Chicago, Illinois 60603 (hereinafter referred to as “Mortgagee”);

WITNESSETH THAT:

Whereas, Mortgagor may from time to time borrow money or otherwise obtain credit from Mortgagee and, in connection therewith, Mortgagor may sign and deliver to Mortgagee such notes, agreements, guaranties, and/or applications evidencing such obligations or otherwise setting forth the terms and conditions related thereto, which indebtedness, obligations, and liabilities (together with all interest and fees thereon, and all costs and expenses related thereto), whether now existing or hereafter arising, are to be secured by this Mortgage;

Now, Therefore, to secure:

(i)          the payment of all amounts now and from time to time hereafter advanced to or for the account of Mortgagor under that certain Credit Agreement dated as of April 29, 2010, between Mortgagor and Mortgagee, as the same may from time to time be amended, modified or restated (the “Credit Agreement”; capitalized terms used herein and not otherwise defined shall have the meanings given such terms in the Credit Agreement), which advances may aggregate up to $14,416,683.50 in principal at any one time outstanding and are expressed to mature as set forth in the Credit Agreement, and all promissory note(s) issued thereunder (if any), including all promissory notes issued, in whole or in part, in extension or renewal thereof or in substitution or replacement therefor, as each of the foregoing may from time to time be amended or modified (the “Notes”), together with all interest on the outstanding principal balance of such Mortgage Loan and the payment of all prepayment premiums, fees, costs and expenses from time to time payable under the terms of or otherwise relating to the Credit Agreement or the Notes (all such notes, agreements, and/or applications evidencing such indebtedness, obligations, and liabilities or otherwise setting forth the terms and conditions related thereto, and all guaranties and security documents therefor, being hereinafter collectively referred to as the “Loan Documents”),

(ii)         the payment of all other indebtedness, obligations and liabilities which this Mortgage secures pursuant to any of its terms, and

(iii)         the observance and performance of all covenants and agreements contained herein or in the Loan Documents or in any other instrument or document at any time evidencing or securing any of the foregoing or setting forth terms and conditions applicable thereto (all of such indebtedness, obligations and liabilities described in clauses (i), (ii), and (iii) above being hereinafter collectively referred to as the “Secured Indebtedness”),

Mortgagor does hereby grant, bargain, sell, convey, mortgage, warrant, assign, and pledge unto Mortgagee, its successors and assigns, and grant to Mortgagee, its successors and assigns, a continuing security interest in, all and singular the properties, rights, interests and privileges described in Granting Clauses I, II, III, IV, V, VI, and VII below, all of the same being collectively referred to herein as the “Mortgaged Premises”:

Granting Clause I

That certain real estate lying and being in City of Barrington, County of Lake and State of Illinois more particularly described in Schedule I attached hereto and made a part hereof.

Granting Clause II

All buildings and improvements of every kind and description heretofore or hereafter erected or placed on the property described in Granting Clause I and all materials intended for construction, reconstruction, alteration and repairs of the buildings and improvements now or hereafter erected thereon, all of which materials shall be deemed to be included within the premises immediately upon the delivery thereof to the said real estate, and all fixtures, machinery, apparatus, equipment, fittings and articles of personal property of every kind and nature whatsoever now or hereafter attached to or contained in or used or useful in connection with said real estate and the buildings and improvements now or hereafter located thereon and the operation, maintenance and protection thereof, including but not limited to all machinery, motors, fittings, radiators, awnings, shades, screens, all gas, coal, steam, electric, oil and other heating, cooking, power and lighting apparatus and fixtures, all fire prevention and extinguishing equipment and apparatus, all cooling and ventilating apparatus and systems, all plumbing, incinerating, and sprinkler equipment and fixtures, all elevators and escalators, all communication and electronic monitoring equipment, all window and structural cleaning rigs and all other machinery and equipment of every nature and fixtures and appurtenances thereto and all items of furniture, appliances, draperies, carpets, other furnishings, equipment and personal property used or useful in the operation, maintenance and protection of the said real estate and the buildings and improvements now or hereafter located thereon and all renewals or replacements thereof or articles in substitution therefor, whether or not the same are or shall be attached to said real estate, buildings or improvements in any manner, and all proceeds thereof; it being mutually agreed, intended and declared that all the aforesaid property shall, so far as permitted by law, be deemed to form a part and parcel of the real estate and, for the purpose of this Mortgage, to be real estate and covered by this Mortgage; and as to the balance of the property aforesaid, this Mortgage is hereby deemed to be as well a security agreement under the provisions of the Uniform Commercial Code of the State of Illinois for the purpose of creating hereby a security interest in said property, which is hereby granted by Mortgagor as debtor to Mortgagee as secured party, securing the Secured Indebtedness.  The addresses of Mortgagor (debtor) and Mortgagee (secured party) appear at the beginning hereof.  Mortgagor’s organizational registration number is 61786341.

Granting Clause III

All right, title and interest of Mortgagor now owned or hereafter acquired in and to all and singular the estates, tenements, hereditaments, privileges, easements, licenses, franchises, appurtenances and royalties, mineral, oil, and water rights belonging or in any wise appertaining to the property described in the preceding Granting Clause I and the buildings and improvements now or hereafter located thereon and the reversions, rents, issues, revenues and profits thereof, including all interest of Mortgagor in all rents, issues and profits of the aforementioned property and all rents, issues, profits, revenues, royalties, bonuses, rights and benefits due, payable or accruing (including all deposits of money as advanced rent or for security) under any and all leases or subleases and renewals thereof, or under any contracts or options for the sale of all or any part of, said property (including during any period allowed by law for the redemption of said property after any foreclosure or other sale), together with the right, but not the obligation, to collect, receive and receipt for all such rents and other sums and apply them to the Secured Indebtedness and to demand, sue for and recover the same when due or payable; provided that the assignments made hereby shall not impair or diminish the obligations of Mortgagor under the provisions of such leases or other agreements nor shall such obligations be imposed upon Mortgagee.  By acceptance of this Mortgage, Mortgagee agrees, not as a limitation or condition hereof, but as a personal covenant available only to Mortgagor that until an Event of Default (as hereinafter defined) shall occur giving Mortgagee the right to foreclose this Mortgage, Mortgagor may collect, receive (but not more than 30 days in advance) and enjoy such rents.

Granting Clause IV

All plans, specifications, working drawings and like materials prepared in connection with improvements constituting part of the Mortgaged Premises, all rights of Mortgagor against vendors or manufacturers in connection with equipment located upon the Mortgaged Premises, whether arising by virtue of warranty or otherwise, all rights against contractors, sub-contractors and materialmen arising in connection with work performed at or on the Mortgaged Premises or with materials furnished for the construction of improvements at or on the Mortgaged Premises, and all rights of Mortgagor under contracts to provide any of the foregoing, in each case whether now owned or existing or hereafter arising or acquired.

Granting Clause V

All judgments, awards of damages, settlements and other compensation heretofore or hereafter made resulting from condemnation proceedings or the taking of the property described in Granting Clause I or any part thereof or any building or other improvement now or at any time hereafter located thereon or any easement or other appurtenance thereto under the power of eminent domain, or any similar power or right (including any award from the United States Government at any time after the allowance of the claim therefor, the ascertainment of the amount thereof and the issuance of the warrant for the payment thereof), whether permanent or temporary, or for any damage (whether caused by such taking or otherwise) to said property or any part thereof or the improvements thereon or any part thereof, or to any rights appurtenant thereto, including severance and consequential damage, and any award for change of grade of streets (collectively, “Condemnation Awards”); and all right, title, and interest in all insurance policies maintained in connection with the property described in Granting Clause I or any part thereof or any building or other improvement now or at any time hereafter located thereon or any easement or other appurtenance thereto or for any damage to said property or any part thereof or the improvements thereon or any part thereof, or to any rights appurtenant thereto.

Granting Clause VI

All property and rights, if any, which are by the express provisions of this Mortgage required to be subjected to the lien hereof and any additional property and rights that may from time to time hereafter be subjected to the lien hereof by Mortgagor or by anyone on Mortgagor’s behalf.

Granting Clause VII

All rights in and to common areas and access roads on adjacent properties heretofore or hereafter granted to Mortgagor and any after-acquired title or reversion in and to the beds of any ways, roads, streets, avenues and alleys adjoining the property described in Granting Clause I or any part thereof.

Granting Clause VIII

All proceeds of the conversion, voluntary or involuntary, of any of the foregoing into cash or other liquidated claims, including, without limitation, all proceeds of insurance.

To Have And To Hold the Mortgaged Premises and the properties, rights and privileges hereby granted, bargained, sold, conveyed, mortgaged, warranted, pledged and assigned, and in which a security interest is granted, or intended so to be, unto Mortgagee, its successors and assigns, forever; provided, however, that this Mortgage is upon the express condition that if the Secured Indebtedness shall be fully paid and performed and all commitments contained in the Loan Documents to extend credit thereunder shall have terminated, then this Mortgage and the estate and rights hereby granted shall cease and this Mortgage shall be released by Mortgagee upon the written request and at the expense of Mortgagor, otherwise to remain in full force and effect.

This Mortgage is given to secure, among other things, future advances made or to be made under a line of credit and/or arising out of draws made or to be made under letter(s) of credit and shall secure not only presently existing Secured Indebtedness under the Loan Documents but also future advances, whether such advances are obligatory or to be made at the option of Mortgagee, or otherwise, as are made within 20 years from the date hereof, to the same extent as if such future advances were made on the date of the execution of this Mortgage, although there may be no advance made at the time of execution of this Mortgage and although there may be no Secured Indebtedness outstanding at the time any advance is made.  The lien of this Mortgage shall be valid as to all Secured Indebtedness, including future advances, from the time of its filing for record in the recorder’s office in the county in which the Mortgaged Premises are located.  The total amount of Secured Indebtedness may increase or decrease from time to time, but the total unpaid balance of Secured Indebtedness (including disbursements which Mortgagee may make under this Mortgage, the Loan Documents or any other documents related thereto) at any one time outstanding shall not exceed a maximum principal amount of Thirty Million and 00/100 Dollars ($30,000,000.00) plus interest thereon, all fees, costs and expenses payable thereunder, and all disbursements made for payment of taxes, special assessments or insurance on the Mortgaged Premises and interest on such disbursements (all such indebtedness being hereinafter referred to as the “maximum amount secured hereby”).  This Mortgage shall be valid and have priority over all subsequent liens and encumbrances, including statutory liens, excepting solely taxes and assessments levied on the Mortgaged Premises, to the extent of the maximum amount secured hereby.

Mortgagor hereby covenants and agrees with Mortgagee as follows:

1.          Payment of the Secured Indebtedness.  The Secured Indebtedness will be promptly paid as and when the same becomes due.

2.          Ownership of Mortgaged Premises.  Mortgagor covenants and warrants that it is lawfully seized of and has good and marketable title to the Mortgaged Premises free and clear of all liens, charges, and encumbrances except those exceptions to title listed on Schedule II attached hereto (the “Permitted Exceptions”) and Mortgagor has good right, full power, and authority to convey, transfer, and mortgage the same to Mortgagee for the uses and purposes set forth in this Mortgage; and Mortgagor will warrant and forever defend the title to the Mortgaged Premises subject to the Permitted Exceptions against all claims and demands whatsoever.

3.          Further Assurances.  Mortgagor will execute and deliver such further instruments and do such further acts as may be necessary or proper to carry out more effectively the purpose of this Mortgage and, without limiting the foregoing, to make subject to the lien hereof any property agreed to be subjected hereto or covered by the Granting Clauses hereof or intended so to be.

4.          Possession.  Provided no Event of Default has occurred and is continuing hereunder, Mortgagor shall be suffered and permitted to remain in full possession, enjoyment and control of the Mortgaged Premises, subject always to the observance and performance of the terms of this Mortgage.

5.          Payment of Taxes.  Mortgagor shall pay before any penalty attaches, all general taxes and all special taxes, special assessments, water, drainage and sewer charges and all other charges of any kind whatsoever, ordinary or extraordinary, which may be levied, assessed, imposed or charged on or against the Mortgaged Premises or any part thereof and which, if unpaid, might by law become a lien or charge upon the Mortgaged Premises or any part thereof, and shall, upon written request, exhibit to Mortgagee official receipts evidencing such payments, except that, unless and until foreclosure, distraint, sale or other similar proceedings shall have been commenced, no such charge or claim need be paid if being contested (except to the extent any full or partial payment shall be required by law), after notice to Mortgagee, by appropriate proceedings which shall operate to prevent the collection thereof or the sale or forfeiture of the Mortgaged Premises or any part thereof to satisfy the same, conducted in good faith and with due diligence and if Mortgagor shall have furnished such security, if any, as may be required in the proceedings or requested by Mortgagee.

6.          Payment of Taxes on Loan Documents, Mortgage or Interest of Mortgagee.  Mortgagor agrees that if any tax, assessment or imposition upon this Mortgage or the Secured Indebtedness or any Loan Document or the interest of Mortgagee in the Mortgaged Premises or upon Mortgagee by reason of or as a holder of any of the foregoing (including, without limitation, corporate privilege, franchise and excise taxes, but excepting therefrom any income tax on interest payments on the principal portion of the Secured Indebtedness imposed by the United States or any state) is levied, assessed or charged, then, unless all such taxes are paid by Mortgagor to, for or on behalf of Mortgagee as they become due and payable (which Mortgagor agrees to do upon demand of Mortgagee, to the extent permitted by law), or Mortgagee is reimbursed for any such sum advanced by Mortgagee, all sums hereby secured shall become immediately due and payable, at the option of Mortgagee upon thirty (30) days’ notice to Mortgagor, notwithstanding anything contained herein or in any law heretofore or hereafter enacted, including any provision thereof forbidding Mortgagor from making any such payment.  Mortgagor agrees to exhibit to Mortgagee, upon request, official receipts showing payment of all taxes and charges which Mortgagor is required to pay hereunder.

7.          Recordation and Payment of Taxes and Expenses Incident Thereto.  Mortgagor will cause this Mortgage, all amendments hereto, all mortgages supplemental hereto, and any financing statement or other notice of a security interest required by Mortgagee at all times to be kept, recorded and filed at its own expense in such manner and in such places as may be required by law for the recording and filing or for the rerecording and refiling of a mortgage, security interest, assignment or other lien or charge upon the Mortgaged Premises, or any part thereof, in order fully to preserve and protect the rights of Mortgagee hereunder and, without limiting the foregoing, Mortgagor will pay or reimburse Mortgagee for the payment of any and all taxes, fees or other charges incurred in connection with any such recordation or rerecordation, including any documentary stamp tax or tax imposed upon the privilege of having this Mortgage or any instrument issued pursuant hereto recorded.

8.          Insurance.  Mortgagor will, at its expense, keep all buildings, improvements, equipment and other property now or hereafter constituting part of the Mortgaged Premises insured against loss or damage by fire, lightning, windstorm, explosion and such other risks as are usually included under extended coverage policies, or which are usually insured against by owners of like property, in amount sufficient to prevent Mortgagor or Mortgagee from becoming a co-insurer of any partial loss under applicable policies and in any event not less than the then full insurable value (actual replacement value without deduction for physical depreciation) thereof, as determined at the request of Mortgagee and at Mortgagor’s expense by the insurer or insurers or by an expert approved by Mortgagee, all under insurance policies payable, in case of loss or damage, to Mortgagee, such rights to be evidenced by the usual standard non-contributory form of mortgage clause to be attached to each policy.  Mortgagor shall not carry separate insurance concurrent in kind or form and contributing in the event of loss, with any insurance required hereby.  Mortgagor shall also obtain and maintain public liability, property damage and workmen’s compensation insurance in each case in form and content satisfactory to Mortgagee and in amounts as are customarily carried by owners of like property and approved by Mortgagee.  Mortgagor shall also obtain and maintain such other insurance with respect to the Mortgaged Premises in such amounts and against such insurable hazards as Mortgagee from time to time may require, including, without limitation, boiler and machinery insurance, insurance against flood risks, host liquor liability, war risk insurance when and to the extent obtainable from the United States Government or any agency thereof, and insurance against loss of rent due to fire and risks now or hereafter embraced by so-called “extended coverage”.  All insurance required hereby shall be maintained with good and responsible insurance companies satisfactory to Mortgagee and shall not provide for any deductible amount in excess of $10,000 not approved in writing by Mortgagee, shall provide that any losses shall be payable notwithstanding any act or negligence of Mortgagor, shall provide that no cancellation thereof shall be effective until at least thirty (30) days after receipt by Mortgagor and Mortgagee of written notice thereof (ten (10) days in the case of non-payment of premiums), and shall be satisfactory to Mortgagee in all other respects.  Upon the execution of this Mortgage and thereafter not less than fifteen (l5) days prior to the expiration date of any policy delivered pursuant to this Mortgage, Mortgagor will deliver to Mortgagee certificates of insurance evidencing Mortgagor’s compliance with the foregoing (and, at Mortgagee’s request, the originals of any policy or renewal policy, as the case may be, required by this Mortgage, bearing notations evidencing the payment of all premiums).  In the event of foreclosure, Mortgagor authorizes and empowers Mortgagee to effect insurance upon the Mortgaged Premises in amounts aforesaid for a period covering the time of redemption from foreclosure sale provided by law, and if necessary therefor to cancel any or all existing insurance policies.

Unless Mortgagor provides Mortgagee with evidence of the insurance coverage required by this Mortgage, Mortgagee may purchase insurance at Mortgagor’s expense to protect Mortgagee’s interests in the Mortgaged Premises.  This insurance may, but need not, protect Mortgagor’s interests in the Mortgaged Premises.  The coverage purchased by Mortgagee may not pay any claims that Mortgagor makes or any claim that is made against Mortgagor in connection with the Mortgaged Premises.  Mortgagor may later cancel any such insurance purchased by Mortgagee, but only after providing Mortgagee with evidence that Mortgagor has obtained insurance as required by this Mortgage.  If Mortgagee purchases insurance for the Mortgaged Premises, Mortgagor will be responsible for the costs of that insurance, including interest and any other charges that Mortgagee may impose in connection with the placement of the insurance, until the effective date of the cancellation or expiration of the insurance.  The costs of the insurance may be added to the Secured Indebtedness.  The costs of the insurance may be more than the cost of insurance Mortgagor may be able to obtain on its own.

9.          Damage to or Destruction of Mortgaged Premises.

(a)          Notice.  In case of any material damage to or destruction of the Mortgaged Premises or any part thereof, Mortgagor shall promptly give written notice thereof to Mortgagee, generally describing the nature and extent of such damage or destruction.

(b)          Restoration.  In case of any damage to or destruction of the Mortgaged Premises or any part thereof, Mortgagor, whether or not the insurance proceeds, if any, received on account of such damage or destruction shall be sufficient for the purpose, at Mortgagor’s expense, will promptly commence and complete (subject to unavoidable delays occasioned by strikes, lockouts, acts of God, inability to obtain labor or materials, governmental restrictions and similar causes beyond the reasonable control of Mortgagor) the restoration, replacement or rebuilding of the Mortgaged Premises as nearly as possible to its value, condition and character immediately prior to such damage or destruction.

(c)          Adjustment of Loss.  Mortgagor hereby authorizes Mortgagee, at Mortgagee’s option, to adjust and compromise any losses under any insurance afforded, but unless Mortgagee elects to adjust the losses as aforesaid, said adjustment and/or compromise shall be made by Mortgagor, subject to final approval of Mortgagee in the case of losses exceeding $10,000.

(d)          Application of Insurance Proceeds.  Net insurance proceeds received by Mortgagee under the provisions of this Mortgage or any instruments supplemental hereto or thereto or under any policy or policies of insurance covering the Mortgaged Premises or any part thereof may be applied toward the payment of the amount owing on the Secured Indebtedness in such order of application as Mortgagee may elect whether or not the same may then be due or be otherwise adequately secured and any amounts not so applied shall be held as collateral security therefor; provided, however, that Mortgagee shall have the right, but not the duty, to release the proceeds thereof for use in restoring the Mortgaged Premises or any part thereof for or on behalf of Mortgagor in lieu of applying said proceeds to the Secured Indebtedness and for such purpose may do all acts necessary to complete such restoration, including advancing additional funds, and any additional funds so advanced shall constitute part of the Secured Indebtedness and shall be payable on demand with interest at the Reimbursement Rate.

10.        Eminent Domain.  Mortgagor acknowledges that Condemnation Awards have been assigned to Mortgagee, which awards Mortgagee is hereby irrevocably authorized to collect and receive, and to give appropriate receipts and acquittances therefor, and at Mortgagee’s option, to apply the same toward the payment of the amount owing on account of the Secured Indebtedness in such order of application as Mortgagee may elect and whether or not the same may then be due and payable or otherwise adequately secured and any amounts not so applied may held as collateral security therefor.  Mortgagor covenants and agrees that Mortgagor will give Mortgagee immediate notice of the actual or threatened commencement of any proceedings under condemnation or eminent domain affecting all or any part of the Mortgaged Premises including any easement therein or appurtenance thereof or severance and consequential damage and change in grade of streets, and will deliver to Mortgagee copies of any and all papers served in connection with any such proceedings.  Mortgagor further covenants and agrees to make, execute and deliver to Mortgagee, at any time or times upon request, free, clear and discharged of any encumbrances of any kind whatsoever, any and all further assignments and/or instruments deemed necessary by Mortgagee for the purpose of validly and sufficiently assigning all awards and other compensation heretofore and hereafter to be made to Mortgagor for any taking, either permanent or temporary, under any such proceeding.

11.        Construction, Repair, Waste, Etc.  Mortgagor agrees (i) that no building or other improvement on the Mortgaged Premises and constituting a part thereof shall be altered, removed or demolished nor shall any fixtures or appliances on, in or about said buildings or improvements be severed, removed, sold or mortgaged, without the consent of Mortgagee and in the event of the demolition or destruction in whole or in part of any of the fixtures, chattels or articles of personal property covered hereby, Mortgagor covenants that the same will be replaced promptly by similar fixtures, chattels and articles of personal property at least equal in quality and condition to those replaced, free from any security interest in or encumbrance thereon or reservation of title thereto; (ii) to permit, commit or suffer no waste, impairment or deterioration of the Mortgaged Premises or any part thereof; (iii) to keep and maintain said Mortgaged Premises and every part thereof in good and first class repair and condition; (iv) to effect such repairs as Mortgagee may reasonably require and from time to time to make all needful and proper replacements and additions so that said buildings, fixtures, machinery and appurtenances will, at all times, be in good and first class condition, fit and proper for the respective purposes for which they were originally erected or installed; (v) to comply with all statutes, orders, requirements or decrees relating to the Mortgaged Premises by any federal, state or municipal authority; (vi) to observe and comply with all conditions and requirements necessary to preserve and extend any and all rights, licenses, permits (including, but not limited to, zoning variances, special exceptions and non-conforming uses), privileges, franchises and concessions which are applicable to the Mortgaged Premises or which have been granted to or contracted for by Mortgagor in connection with any existing or presently contemplated use of the Mortgaged Premises or any part thereof and not to initiate or acquiesce in any changes to or terminations of any of the foregoing or of zoning classifications affecting the use to which the Mortgaged Premises or any part thereof may be put without the prior written consent of Mortgagee; and (vii) to make no material alterations in or improvements or additions to the Mortgaged Premises except as required by governmental authority or as permitted by Mortgagee.

12.        Liens and Encumbrances.  Mortgagor will not, without the prior written consent of Mortgagee, directly or indirectly, create or suffer to be created or to remain and will discharge or promptly cause to be discharged any mortgage, lien, encumbrance or charge on, pledge of, or conditional sale or other title retention agreement with respect to, the Mortgaged Premises or any part thereof, whether superior or subordinate to the lien hereof, except for this Mortgage and the Permitted Exceptions.

13.        Right of Mortgagee to Perform Mortgagor’s Covenants, Etc.  If Mortgagor shall fail to make any payment or perform any act required to be made or performed hereunder, Mortgagee, without waiving or releasing any obligation or default, may (but shall be under no obligation to) at any time thereafter make such payment or perform such act for the account and at the expense of Mortgagor, and may enter upon the Mortgaged Premises or any part thereof for such purpose and take all such action thereon as, in the opinion of Mortgagee, may be necessary or appropriate therefor.  All sums so paid by Mortgagee and all costs and expenses (including, without limitation, attorneys’ fees and expenses) so incurred, together with interest thereon from the date of payment or incurrence at the Reimbursement Rate, shall constitute so much additional Secured Indebtedness and shall be paid by Mortgagor to Mortgagee on demand.  Mortgagee in making any payment authorized under this Section relating to taxes or assessments may do so according to any bill, statement or estimate procured from the appropriate public office without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax assessment, sale, forfeiture, tax lien or title or claim thereof.  Mortgagee, in performing any act hereunder, shall be the sole judge of whether Mortgagor is required to perform the same under the terms of this Mortgage.

14.        After-Acquired Property.  Any and all property hereafter acquired which is of the kind or nature herein provided, or intended to be and become subject to the lien hereof, shall ipso facto, and without any further conveyance, assignment or act on the part of Mortgagor, become and be subject to the lien of this Mortgage as fully and completely as though specifically described herein; but nevertheless Mortgagor shall from time to time, if requested by Mortgagee, execute and deliver any and all such further assurances, conveyances and assignments as Mortgagee may reasonably require for the purpose of expressly and specifically subjecting to the lien of this Mortgage all such property.

15.        Inspection by Mortgagee.  Mortgagee and any participant in the Secured Indebtedness shall have the right to inspect the Mortgaged Premises at all reasonable times, and access thereto shall be permitted for that purpose.

16.        Financial Reports.  Mortgagor will furnish to Mortgagee such information and data with respect to the financial condition, business affairs and operations of Mortgagor and the Mortgaged Premises as may be reasonably requested (all such information and data to be prepared in accordance with generally accepted accounting principles consistently applied), such information and data to be prepared and certified by independent public accountants satisfactory to Mortgagee if so requested by Mortgagee not more often than annually.

17.        Subrogation.  Mortgagor acknowledges and agrees that Mortgagee shall be subrogated to any lien discharged out of the proceeds of any credit extended under the Loan Documents or out of any advance by Mortgagee hereunder, irrespective of whether or not any such lien may have been released of record.

18.        Events of Default. Any one or more of the following shall constitute an “Event of Default” hereunder:

(a)        default in the payment when due (whether by demand, lapse of time, acceleration, or otherwise) of the principal of or interest on any Secured Indebtedness; or

(b)        default in the observance or performance of any provision hereof requiring the maintenance of insurance on the Mortgaged Premises or dealing with the use or remittance of proceeds of the Mortgaged Premises or any part thereof; or

(c)        default for more than fifteen (l5) days in the observance or compliance with any terms or provisions of this Mortgage or any other Loan Document (including, without limitation, the Credit Agreement) or of any separate assignment of leases and/or rents or any other instrument or document securing the Secured Indebtedness or any part thereof or relating thereto; or

(d)        any representation or warranty made by Mortgagor herein or in any separate assignment of leases and/or rents or any other instrument or document securing the Secured Indebtedness or any part thereof or relating thereto or in any statement or certificate furnished by it pursuant hereto or thereto proves to be untrue in any material respect as of the date of issuance or making thereof; or

(e)        any indebtedness, obligation or liability of the Mortgagor at any time owing to Harris N.A. or any of its affiliates shall not be paid when due (whether by demand, lapse of time, acceleration, or otherwise) provided that the foregoing shall constitute an event of default only if and so long as Harris N.A. is the holder of the Secured Indebtedness or any part thereof; or

(f)        the Mortgaged Premises or any part thereof shall be sold, transferred, or conveyed, whether voluntarily or involuntarily, by operation of law or otherwise, except for sales of obsolete, worn out or unusable fixtures or personal property which are concurrently replaced with similar fixtures or personal property at least equal in quality and condition to those sold and owned by Mortgagor free of any lien, charge or encumbrance other than the lien hereof; or

(g)        any indebtedness secured by a lien or charge on the Mortgaged Premises or any part thereof is not paid when due or proceedings are commenced to foreclose or otherwise realize upon any such lien or charge or to have a receiver appointed for the property subject thereto or to place the holder of such indebtedness or its representative in possession thereof; or

(h)        Mortgagor or any person, firm or corporation at any time guaranteeing all or any part of the Secured Indebtedness (a “Guarantor”) shall (i) have entered involuntarily against it an order for relief under the United States Bankruptcy Code, as amended, (ii) not pay, or admit in writing its inability to pay, its debts generally as they become due, (iii) make an assignment for the benefit of creditors, (iv) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any substantial part of its property, (v) institute any proceeding seeking to have entered against it an order for relief under the United States Bankruptcy Code, as amended, to adjudicate it insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (vi) take any action in furtherance of any matter described in parts (i) through (v) above, or (vii) fail to contest in good faith any appointment or proceeding described in Section 18(i) hereof; or

(i)        a custodian, receiver, trustee, examiner, liquidator or similar official shall be appointed for Mortgagor or any Guarantor or any substantial part of any of their property, or a proceeding described in Section 18(h)(v) shall be instituted against Mortgagor or any Guarantor, and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of sixty (60) days; or

(j)        any event occurs or condition exists which is specified as an event of default in any Loan Document or any separate assignment of leases and/or rents or of any other instrument or document securing the Secured Indebtedness or any part thereof or relating thereto; or

(k)        dissolution or termination of existence of Mortgagor or of any Guarantor; or

(l)        any Guarantor dies or any financial or other information submitted by any Guarantor to Mortgagee proves untrue in any material respect; or

(m)      the Mortgaged Premises is abandoned.

19.        Remedies.  When any Event of Default has happened and is continuing (regardless of the pendency of any proceeding which has or might have the effect of preventing Mortgagor from complying with the terms of this instrument and of the adequacy of the security for the Secured Indebtedness) and in addition to such other rights as may be available under the Loan Documents or applicable law, but subject at all times to any mandatory legal requirements:

(a)        Acceleration.  Mortgagee may, by written notice to Mortgagor, declare the Secured Indebtedness, including all principal and interest then accrued thereon, to be forthwith due and payable, whereupon the same shall become and be forthwith due and payable, without other notice or demand of any kind.

(b)        Uniform Commercial Code.  Mortgagee shall, with respect to any part of the Mortgaged Premises constituting property of the type in respect of which realization on a lien or security interest granted therein is governed by the Uniform Commercial Code, have all the rights, options and remedies of a secured party under the Uniform Commercial Code of Illinois, including without limitation, the right to the possession of any such property, or any part thereof, and the right to enter without legal process any premises where any such property may be found.  Any requirement of said Uniform Commercial Code for reasonable notification shall be met by mailing written notice to Mortgagor at its address above set forth at least ten (l0) days prior to the sale or other event for which such notice is required.  The costs and expenses of retaking, selling, and otherwise disposing of said property, including attorneys’ fees and legal expenses incurred in connection therewith, shall constitute so much additional Secured Indebtedness and shall be payable upon demand with interest at the Reimbursement Rate.

(c)        Foreclosure.  Mortgagee may proceed to protect and enforce the rights of Mortgagee hereunder (i) by any action at law, suit in equity or other appropriate proceedings, whether for the specific performance of any agreement contained herein, or for an injunction against the violation of any of the terms hereof, or in aid of the exercise of any power granted hereby or by law, or (ii) by the foreclosure of this Mortgage.

(d)        Appointment of Receiver.  Mortgagee shall, as a matter of right, without notice and without giving bond to Mortgagor or anyone claiming by, under or through it, and without regard to the solvency or insolvency of Mortgagor or the then value of the Mortgaged Premises, be entitled to have a receiver appointed of all or any part of the Mortgaged Premises and the rents, issues and profits thereof, with such power as the court making such appointment shall confer, and Mortgagor hereby consents to the appointment of such receiver and shall not oppose any such appointment.  Any such receiver may, to the extent permitted under applicable law, without notice, enter upon and take possession of the Mortgaged Premises or any part thereof by force, summary proceedings, ejectment or otherwise, and may remove Mortgagor or other persons and any and all property therefrom, and may hold, operate and manage the same and receive all earnings, income, rents, issues and proceeds accruing with respect thereto or any part thereof, whether during the pendency of any foreclosure or until any right of redemption shall expire or otherwise.

(e)        Taking Possession, Collecting Rents, Etc.  Mortgagee may enter and take possession of the Mortgaged Premises or any part thereof and manage, operate, insure, repair and improve the same and take any action that, in Mortgagee’s judgment, is necessary or proper to conserve the value of the Mortgaged Premises.  Mortgagee may also take possession of, and for these purposes use, any and all personal property contained in the Mortgaged Premises and used in the operation, rental or leasing thereof or any part thereof.  Mortgagee shall be entitled to collect and receive all earnings, revenues, rents, issues and profits of the Mortgaged Premises or any part thereof (and for such purpose Mortgagor does hereby irrevocably constitute and appoint Mortgagee its true and lawful attorney-in-fact for it and in its name, place and stead to receive, collect and receipt for all of the foregoing, Mortgagor irrevocably acknowledging that any payment made to Mortgagee hereunder shall be a good receipt and acquittance against Mortgagor to the extent so made) and to apply same to the reduction of the Secured Indebtedness.  The right to enter and take possession of the Mortgaged Premises and use any personal property therein, to manage, operate and conserve the same, and to collect the rents, issues and profits thereof, shall be in addition to all other rights or remedies of Mortgagee hereunder or afforded by law, and may be exercised concurrently therewith or independently thereof.  The expenses (including any receiver’s fees, counsels’ fees, costs and agent’s compensation) incurred pursuant to the powers herein contained shall be so much additional Secured Indebtedness, which Mortgagor promises to pay upon demand together with interest at the Reimbursement Rate.  Mortgagee shall not be liable to account to Mortgagor for any action taken pursuant hereto other than to account for any rents actually received by Mortgagee.  Without taking possession of the Mortgaged Premises, Mortgagee may, in the event the Mortgaged Premises becomes vacant or is abandoned, take such steps as it deems appropriate to protect and secure the Mortgaged Premises (including hiring watchmen therefor) and all costs incurred in so doing shall constitute so much additional Secured Indebtedness payable upon demand with interest thereon at the Reimbursement Rate.

20.        Waiver of Right to Redeem From Sale - Waiver of Appraisement, Valuation, Etc. Mortgagor shall not and will not apply for or avail itself of any appraisement, valuation, stay, extension or exemption laws, or any so-called “Moratorium Laws”, now existing or hereafter enacted in order to prevent or hinder the enforcement or foreclosure of this Mortgage, but hereby waives the benefit of such laws.  Mortgagor for itself and all who may claim through or under it waives any and all right to have the property and estates comprising the Mortgaged Premises marshalled upon any foreclosure of the lien hereof and agrees that any court having jurisdiction to foreclose such lien may order the Mortgaged Premises sold as an entirety.  In the event of any sale made under or by virtue of this Mortgage, the whole of the Mortgaged Premises may be sold in one parcel as an entirety or in separate lots or parcels at the same or different times, all as Mortgagee may determine.  Mortgagee shall have the right to become the purchaser at any sale made under or by virtue of this Mortgage and Mortgagee so purchasing at any such sale shall have the right to be credited upon the amount of the bid made therefor by Mortgagee with the amount payable to Mortgagee out of the net proceeds of such sale.  In the event of any such sale, the Secured Indebtedness, if not previously due, shall be and become immediately due and payable without demand or notice of any kind.  Mortgagor hereby waives any and all rights of redemption prior to or from sale under any order or decree of foreclosure pursuant to rights herein granted, on behalf of Mortgagor, and each and every person acquiring any interest in, or title to the Mortgaged Premises described herein subsequent to the date of this Mortgage, and on behalf of all other persons to the extent permitted by applicable law.

21.        Costs and Expenses of Foreclosure.  In any suit to foreclose the lien hereof there shall be allowed and included as additional indebtedness in the decree for sale all expenditures and expenses which may be paid or incurred by or on behalf of Mortgagee for attorneys’ fees, appraisers’ fees, environmental auditors’ fees, outlays for documentary and expert evidence, stenographic charges, publication costs and costs (which may be estimated as the items to be expended after the entry of the decree) of procuring all such abstracts of title, title searches and examination, guarantee policies, and similar data and assurances with respect to title as Mortgagee may deem to be reasonably necessary either to prosecute any foreclosure action or to evidence to the bidder at any sale pursuant thereto the true condition of the title to or the value of the Mortgaged Premises, all of which expenditures shall become so much additional Secured Indebtedness which Mortgagor agrees to pay and all of such shall be immediately due and payable with interest thereon from the date of expenditure until paid at the Reimbursement Rate.

22.        Application of Proceeds.  The proceeds of any foreclosure sale of the Mortgaged Premises or of any sale of property pursuant to Section l9(b) hereof shall be distributed in the following order of priority:  First, on account of all costs and expenses incident to the foreclosure or other proceedings including all such items as are mentioned in Sections l9(b) and 21 hereof; Second, to the Secured Indebtedness in such order and manner as Mortgagee shall determine, with any overplus to whomsoever Mortgagee shall reasonably determine to be lawfully entitled to the same.

23.        Deficiency Decree.  If at any foreclosure proceeding the Mortgaged Premises shall be sold for a sum less than the total amount of indebtedness for which judgment is therein given, the judgment creditor shall be entitled to the entry of a deficiency decree against Mortgagor and against the property of Mortgagor for the amount of such deficiency; and Mortgagor does hereby irrevocably consent to the appointment of a receiver for the Mortgaged Premises and the property of Mortgagor and until such deficiency decree is satisfied in full.

24.        Mortgagee’s Remedies Cumulative - No Waiver.  No remedy or right of Mortgagee shall be exclusive of but shall be cumulative and in addition to every other remedy or right now or hereafter existing at law or in equity or by statute or otherwise.  No delay in the exercise or omission to exercise any remedy or right accruing on any default shall impair any such remedy or right or be construed to be a waiver of any such default or acquiescence therein, nor shall it affect any subsequent default of the same or a different nature.  Every such remedy or right may be exercised concurrently or independently, and when and as often as may be deemed expedient by Mortgagee.

25.        Mortgagee Party to Suits.  If Mortgagee shall be made a party to or shall intervene in any action or proceeding affecting the Mortgaged Premises or the title thereto or the interest of Mortgagee under this Mortgage (including probate and bankruptcy proceedings), or if Mortgagee employs an attorney to collect any or all of the Secured Indebtedness or to enforce any of the terms hereof or realize hereupon or to protect the lien hereof, or if Mortgagee shall incur any costs or expenses in preparation for the commencement of any foreclosure proceedings or for the defense of any threatened suit or proceeding which might affect the Mortgaged Premises or the security hereof, whether or not any such foreclosure or other suit or proceeding shall be actually commenced, then in any such case, Mortgagor agrees to pay to Mortgagee, immediately and without demand, all reasonable costs, charges, expenses and attorney’s fees incurred by Mortgagee in any such case, and the same shall constitute so much additional Secured Indebtedness payable upon demand with interest at the Reimbursement Rate.

26.        Modifications Not to Affect Lien. Mortgagee, without notice to anyone, and without regard to the consideration, if any, paid therefor, or the presence of other liens on the Mortgaged Premises, may in its discretion release any part of the Mortgaged Premises or any person liable for any of the Secured Indebtedness, may extend the time of payment of any of the Secured Indebtedness and may grant waivers or other indulgences with respect hereto and thereto, and may agree with Mortgagor to modifications to the terms and conditions contained herein or otherwise applicable to any of the Secured Indebtedness (including modifications in the rates of interest applicable thereto), without in any way affecting or impairing the liability of any party liable upon any of the Secured Indebtedness or the priority of the lien of this Mortgage upon all of the Mortgaged Premises not expressly released, and any party acquiring any direct or indirect interest in the Mortgaged Premises shall take same subject to all of the provisions hereof.

27.        Notices.  All communications provided for herein shall be in writing and shall be deemed to have been given when delivered personally or mailed by first class mail, postage prepaid, addressed to the parties hereto at their addresses as shown at the beginning of this Mortgage or to such other and different address as Mortgagor or Mortgagee may designate pursuant to a written notice sent in accordance with the provisions of this Section.

28.        Other Security Documents.  Mortgagor acknowledges that this Mortgage is one of several mortgages and/or other security documents (the aforesaid being together called the “Other Security Documents”) that secure the Secured Indebtedness or portions thereof.  Mortgagor agrees that the lien of this Mortgage shall be absolute and unconditional and shall not in any manner be affected or impaired by any acts or omissions whatsoever of Mortgagee or any other holder of any of the Secured Indebtedness, and without limiting the generality of the foregoing, the lien and security hereof shall not be impaired by any acceptance by Mortgagee or any other holder of any of the Secured Indebtedness of any security for or guarantors upon any of the Secured Indebtedness or by any failure, neglect or omission on the part of Mortgagee or any other holder of any of the Secured Indebtedness to realize upon or protect any of the Secured Indebtedness or any collateral or security therefor including the Other Security Documents.  The lien and security interest hereof shall not in any manner be impaired or affected by any release (except as to the property released), sale, pledge, surrender, compromise, settlement, renewal, extension, indulgence, alteration, substitution, exchange, change in, modification or disposition of any of the Secured Indebtedness, or of any of the collateral or security therefor, including, without limitation, the Other Security Documents or of any guaranty thereof, or of any instrument or agreement setting forth the terms and conditions pertaining to any of the foregoing.  Mortgagee may at its discretion foreclose, exercise any power of sale, or exercise any other remedy available to it under any or all of the Other Security Documents without first exercising or enforcing any of its right and remedies hereunder.  Such exercise of Mortgagee’s rights and remedies under any or all of the Other Security Documents shall not in any manner impair the Secured Indebtedness, except to the extent of payment, or the lien of this Mortgage and any exercise of the rights or remedies of Mortgagee hereunder shall not impair the lien of any of the Other Security Documents or any of Mortgagee’s rights and remedies thereunder.  Mortgagor specifically consents and agrees that Mortgagee may exercise its rights and remedies hereunder and under the Other Security Documents separately or concurrently and in any order that it may deem appropriate.

29.        Reimbursement Rate.  For purposes of this Mortgage, the term “Reimbursement Rate” means (a) the rate per annum equal to the per annum interest rate applicable to Base Rate Portions under the Credit Agreement from time to time and (b) at all times on and after the occurrence of an Event of Default hereunder, the rate per annum determined by adding two percent (2%) to the rate determined under subsection (a) above (in each case, computed on the basis of a year of 360 days for the actual number of days elapsed).

32.        Governing Law.  The creation of this Mortgage, the perfection of the lien and security interest in the Mortgaged Premises, and the rights and remedies of Mortgagee with respect to the Mortgaged Premises, as provided herein and by the laws of the state in which the Mortgaged Premises is located, shall be governed by and construed in accordance with the internal laws of the state in which the Mortgaged Premises are located without regard to principles of conflicts of law.  Otherwise, the Loan Documents and all other obligations of Mortgagor (including, but not limited to, the liability of Mortgagor for any deficiency following a foreclosure of all or any part of the Mortgaged Premises) shall be governed by and construed in accordance with the internal laws of the State of Illinois without regard to principles of conflicts of laws, such state being the state where such documents were executed and delivered.

33.        Partial Invalidity.  All rights, powers and remedies provided herein are intended to be limited to the extent necessary so that they will not render this Mortgage invalid, unenforceable or not entitled to be recorded, registered or filed under any applicable law.  If any term of this Mortgage shall be held to be invalid, illegal or unenforceable, the validity and enforceability of the other terms of this Mortgage shall in no way be affected thereby.

34.        Successors and Assigns.  Whenever any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all the covenants, promises and agreements in this Mortgage contained by or on behalf of Mortgagor, or by or on behalf of Mortgagee, shall bind and inure to the benefit of the respective successors and assigns of such parties, whether so expressed or not.  If more than one party signs this instrument as Mortgagor, then the term “Mortgagor” as used herein shall mean all of such parties, jointly and severally.

35.        Headings. The headings in this Mortgage are for convenience of reference only and shall not limit or otherwise affect the meaning of any provision hereof.

36.        Changes, Etc.  This Mortgage and the provisions hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

[Signature Page to Follow]

In Witness Whereof, Mortgagor has caused these presents to be signed and sealed the day and year first above written.

CTI Industries Corporation

By:	/s/ Stephen M. Merrick
Executive Vice-President and Chief Financial Officer

Acknowledgment

State of Illinois	)
) SS
County of _____________	)

The undersigned, a Notary Public in and for said County in the State aforesaid, does hereby certify that _____________________, the _____________ of CTI Industries Corporation, an Illinois corporation, personally known to me to be the same person whose name is subscribed to the foregoing instrument, appeared before me this day in person and acknowledged that she/he signed and delivered the said instrument as her/his own free and voluntary act, and as the free and voluntary act of said corporation for the purposes therein set forth.

Given under my hand and notarial seal this _____ day of _______________, 2010.

(Notary Seal)
Notary Public

(Type or Print Name)

My commission expires: ____________________

Schedule I

Legal Description

THAT PART OF THE SOUTH 1/2 OF SECTION 21, TOWNSHIP 43 NORTH, RANGE 9, EAST OF THE THIRD PRINCIPAL MERIDIAN, DESCRIBED AS FOLLOWS: COMMENCING AT A POINT IN THE EAST LINE OF THE WEST 1/2 OF THE SOUTH EAST 1/4 OF SAID SECTION 21, 691.81 FEET NORTH OF THE SOUTHEAST CORNER THEREOF; THENCE WEST PARALLEL WITH THE SOUTH LINE OF SAID SOUTH EAST 1/4 746.66 FEET; THENCE NORTH PARALLEL WITH THE EAST LINE OF THE SAID WEST 1/2 OF THE SOUTH EAST 1/4 291.81 FEET; THENCE EAST PARALLEL WITH THE SOUTH LINE OF SAID SOUTH EAST 1/4 746.66 FEET TO THE EAST LINE OF THE WEST 1/2 OF THE SOUTH EAST 1/4; THENCE SOUTH 291.81 FEET TO THE POINT OF BEGINNING, IN LAKE COUNTY, ILLINOIS.

PROPERTY ADDRESS:

22160 North Pepper Road
Barrington, Illinois  60010

PERMANENT TAX NUMBER:

13-21-400-014

Schedule II

Permitted Exceptions

General real estate taxes for the year 2009, due and payable in 2010, and each year thereafter.  The 2008 real estate taxes are paid.

The exceptions contained on Schedule B – Part I of Chicago Title Insurance Company loan policy No. 1409-000754046 dated as of April 29, 2010.